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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       March 21, 1997 (January 15, 1997)

                       CAPITAL GAMING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                       0-19128                22-3061189
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                     Identification No.)

         Bayport One, Suite 250
         8025 Black Horse Pike
         W. Atlantic City, New Jersey                           08232
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:           (609) 383-3333



                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5.  Other Events.

         On December 23, 1996, Capital Gaming International, Inc., a New Jersey corporation (the "Company"), filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey, Case No. 96-19829. On each of January 15, 1997, February 12, 1997 and March 17, 1997, the Company filed reports disclosing certain financial information with the Office of the United States Trustee. A copy of each such report is being filed as an Exhibit hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

         99.1 Copy of Initial Report of Capital Gaming International, Inc. to the Office of the United States Trustee, dated
                  January 15, 1997.

         99.2 Copy of Monthly Report of Capital Gaming International, Inc. for January 1997 to the Office of the United States Trustee, dated February 12, 1997.

         99.3 Copy of Monthly Report of Capital Gaming International, Inc. for February 1997 to the Office of the United States Trustee, dated March 17, 1997.



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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 1997                              CAPITAL GAMING INTERNATIONAL, INC.



                                             By: /s/William S. Papazian
                                             Name:  William S. Papazian
                                             Title: Senior Vice President and
                                                    General Counsel



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                                  EXHIBIT INDEX

Exhibit

99.1 Copy of Initial Report of Capital Gaming International, Inc. to the Office of the United States Trustee, dated January 15, 1997.

99.2 Copy of Monthly Report of Capital Gaming International, Inc. for January 1997 to the Office of the United States Trustee, dated February 12, 1997.

99.3 Copy of Monthly Report of Capital Gaming International, Inc. for February 1997 to the Office of the United States Trustee, dated March 17, 1997.